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                                                                  EXHIBIT 10.9.6



                                LEASE AGREEMENT



STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


 1.   PARTIES

     This agreement, together with any extensions or amendments, hereinafter called "LEASE", is entered into this the 30th day of July,1 997, by and between NANCO I, LLC hereinafter called "LANDLORD" and Diamond Sports Group hereinafter called "TENANT".

 2.   PREMISES

     Subject to the terms, conditions and agreements to be performed by TENANT set forth in this LEASE, hereinafter called "Covenants", LANDLORD leases to TENANT the following premises, ("PREMISES"), for the term provided below. The PREMISES are located in the Town of Indian Trail, Union County, and State of North Carolina, and are more particularly described as follows: 123 Associate Lane, Indian Trail Business Park, Indian Trail, NC 28079. Also described as lot 10 on exhibit A, Indian Trail Business Park, Phase I.

 3.   COMMON AREAS

     3.01 TENANT and its employees, agents, invitees and licensees are granted the right, in common with others, to the use, as available, of the parking areas, sidewalks, driveways, loading platforms and ramps and other facilities located at 123 Associates Lane, Indian Trail Business Park, Indian Trail, NC 28079 and designated for the common use of tenants (collectively called "Common Areas"). LANDLORD may modify easements relating to or close portions of such Common Areas, or enlarge, diminish or rearrange the location and arrangement of the Common Areas, as LANDLORD shall see fit, provided that TENANT's use of the PREMISES shall not be adversely affected thereby.

     3.02 LANDLORD shall have the right to adopt rules and regulations relating to the use of Common Areas by TENANT, and to modify or amend such rules and regulations as in its judgment from time to time is necessary for the preservation of good order.

 4.  TERM AND POSSESSION

     4.01 The term of this LEASE shall be for a period of 29 months to commence on August 1, 1997, and to terminate on December 31, 1999, unless sooner terminated as hereinafter provided.

     4.02 LANDLORD shall deliver possession of the PREMISES to TENANT on the commencement date of this LEASE or at such time as this LEASE is fully executed by both parties, if later.

     4.03 The delivery of possession of the PREMISES to TENANT is contingent upon LANDLORD having lawful possession of the PREMISES as of the commencement date of this LEASE. If TENANT is not given possession on or before the rent commencement date, Base Monthly Rent will not commence until the date possession is delivered to TENANT, but such late delivery shall have no effect on the expiration date of the LEASE term, and LANDLORD shall have no liability for the delay.

     4.04 TENANT agrees that LANDLORD has no obligation to make any improvement or modifications to the PREMISES, except those modifications shown on Attachment C and that TENANT shall accept possession of the PREMISES in an "AS IS" condition.

     4.05 See Attachment B.

 5.  HOLDING OVER

     Holding over after the expiration of the original term of this LEASE, or after the expiration of any extended term, with the consent of LANDLORD but





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without a written agreement shall constitute an extension of this LEASE on a month-to-month basis with either party having the right to terminate this LEASE at the end of any calendar month upon thirty (30) days prior written notice to the other. If TENANT holds over without the consent of LANDLORD, there shall be no extension of this LEASE by operation of law, and TENANT shall be liable to LANDLORD for all damages resulting from its wrongful holdover. Any holdover occupancy shall be subject to the same covenants as set forth in this LEASE except for Base Monthly Rent which shall be equal to 150% of the highest Base Monthly Rent payable during the original term or immediately preceding extended term.

     6.  BASE MONTHLY RENT/ADDITIONAL MONTHLY CHARGES

         TENANT agrees to pay LANDLORD "Base Monthly Rent" for the PREMISES, as well as additional monthly charges payable under Article 8, in accordance with the following schedule:

                             BASE
                            MONTHLY       ADDITIONAL        MONTHLY
PERIOD                       RENT          CHARGES*          TOTAL           ANNUALLY
------                       ----          --------          -----           --------
8-1-97 to 12-31-99       $  3,633.33                      $  3,633.33       $ 43,599.96

     7.  TIME AND PLACE OF PAYMENT

         7.01 Base Monthly Rent and other charges are payable monthly in advance; THEY ARE DUE THE FIRST DAY OF EACH CALENDAR MONTH. If the rent commencement date of this LEASE begins on a day other than the first day of a calendar month, Base Monthly Rent and other charges for the first partial month shall be prorated on a per diem basis. Notwithstanding anything contained herein to the contrary, the first partial or full monthly payment shall be paid upon execution and delivery of this LEASE to LANDLORD.

         7.02 Any installment of Base Monthly Rent or other charges due under the Covenants of this LEASE not paid within ten (10) days of its due date shall be subject to a late charge of five percent (5%) of the amount due.

         7.03 Base Monthly Rent or other charges due under the Covenants of this LEASE are payable to LANDLORD by mail or hand delivery at 215 QUEENS ROAD, CHARLOTTE, NC 28204, or at such other place as LANDLORD may designate in writing to TENANT.

     8.  TAXES/OTHER ASSESSMENTS

         8.01. TENANT shall reimburse LANDLORD for TENANT's share of all Texas, in excess of the base year taxes, that are payable against the land, buildings and improvements comprising the PREMISES, and for annual installments of special assessments (including interest) payable against the PREMISES, during each calendar year during any part of which the term of this lease is in effect. The Real Estate Taxes (ad valorem) for the base year is $2,200.00 TENANT's share of such costs shall be based on the ratio the total square foot area of the leased premises bears to the total square foot, rentable floor area in the PREMISES, but excluding portions of buildings for which such taxes and assessments are directly allocated to their tenants. TENANT's share of the first and last calendar years of the lease term shall be prorated based upon the number of days of said calendar year during which the term of this lease is in effect. TENANT shall pay all personal property and other taxes on its property in the leased premises.

         "Real Estate Taxes" shall mean all taxes, assessments, levies, or charges, whether special, extraordinary, or otherwise and whether foreseen or unforeseen, which may be levied, assessed or imposed on (1) the ownership of and/or all other taxable interest in all land upon which the Building is situated; (2) all Buildings, structures and other improvements situated thereon; and (3) rents or rental income whether such tax


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be levied on the LESSOR or the LESSEE.  The amount of Real Estate Taxes upon which such payment is based shall be the most current notice of assessment or tax bill concerning the entire Building, or if there are none, such amount as LESSOR may reasonably estimate. Should the taxing authorities include in such Real Estate Taxes the value of any improvements made by LESSEE, or include machinery, equipment, fixtures, inventory, or other personal property of LESSEE, then LESSEE shall also pay the entire Real Estate Taxes for such items. If the amount paid by LESSEE for Real Estate Taxes exceeds the actual amount due (as determined from the notice of assessment or tax bill actually covering the period in question), the excess shall be credited on LESSEE's next succeeding payment pursuant to this Section. If the amount paid by LESSEE is less than said actual amount due, LESSEE shall pay the LESSOR the deficiency within ten (10) days after notice from LESSOR. A tax bill submitted by LESSOR to LESSEE shall be conclusive evidence of the amount of taxes assessed or levied, as well as the items taxed. LESSEE at all times shall be solely responsible for and shall pay before delinquent all municipal, county or state or federal taxes assessed against any leasehold interest or any personal property of any kind owned, installed, or used by LESSEE.

     8.03 In addition, LANDLORD shall pay, if billed directly to LANDLORD, all other fees, taxes, charges, or assessments of any kind (collectively, "fees") that may be imposed upon the PREMISES by any governmental authority or public utility, including but not limited to storm water runoff fees and trash collection fees. TENANT shall pay to LANDLORD, as additional rent, its proportionate share of such fees, calculated on an equitable basis agreed upon by LANDLORD and TENANT. If such fees are imposed on a monthly basis by the governmental authority or public utility, TENANT shall pay its share of such fees to LANDLORD monthly, together with its monthly installment of Base Monthly Rent. All fees billed directly to TENANT shall be paid by TENANT. TENANT shall pay all ad valorem taxes levied upon TENANT'S Personal Property (defined in Article 17) located in or on the Premises.

     8.04 The Base Rental shall be adjusted in accordance with the terms and conditions of the following.

     The Base Rental stated in Section 6 shall be adjusted on each anniversary of the Commencement Date to reflect any increase (but not any decrease) in the numerical index of the "Consumer Price Index for Urban Wage Earners and Clerical Workers - U.S. City Average. All Items" (1982-4 = 100) published by The Bureau of Labor Statistics of the United States Department of Labor (the "Index"). Tenant shall pay Landlord such "Adjusted Base Rental" to reflect increases in the Index in accordance with this Section.

     The amount of the Adjusted Base Rental payable during the lease year commencing on the first anniversary of the Commencement Date shall be calculated by multiplying the Base Rental by a fraction, the numerator of which is the Index for the month of the first anniversary of the Commencement Date and the denominator of which is the Index level for the month of the Commencement Date. The Adjusted Base Rental for each successive lease year shall be calculated by multiplying the adjusted Base Rental for the immediately preceding lease year by a fraction, the numerator of which is the Index for the beginning month of the new lease year and the denominator of which is the Index for the beginning month of the immediately preceding lease year. In no event shall the Adjusted Base Rental for any lease year be less than the Base Rental or Adjusted Base Rental for the Preceding year.

     As soon as practicable after the publication of the Index for the month of each anniversary of the Commencement Date, Landlord shall furnish to Tenant a statement setting forth the Adjusted Base Rental payable by Tenant during the next lease year (or partial lease year) of this Lease. Such adjusted Base Rental shall be payable in equal monthly installments in advance on the first day of each calendar month during the next lease year. In the event the Adjusted Base Rental statement is not furnished Tenant by the anniversary of the Commencement Date, Tenant shall continue to pay monthly installment of Base Rental (or Adjusted Base Rental, if applicable); provided, however, once Tenant is furnished the Adjusted Base Rental statement, Tenant agrees to pay the Landlord with the
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next due rental installment the amount of the rental increase for the previous months of the lease year for which rental increases were applicable but not paid.

     In the event that the Bureau of Labor Statistics shall change the base period (now 1982-4 - 100), the new index numbers shall be substituted for the old index numbers in making the calculations provided for in this Section 8.06. It is agreed that in the event the aforesaid Index is discontinued or revised, such other index as replaces the Index shall be used in order to obtain substantially the same result as would be obtained if there had been no such discontinuation or revision. If there shall be no such other index, the parties shall accept a comparable statistical index of the purchasing power of the consumer dollar as published at the time of such discontinuation or revision by a responsible financial periodical or recognized authority. Any dispute between the parties regarding any such discontinuation or revision shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing.

     9.   SECURITY DEPOSIT

          9.01 TENANT shall deposit with LANDLORD upon execution of this LEASE the sum of $3,633.33 as the security deposit for the performance of TENANT's Covenants hereunder, including the payment of rent. The security deposit shall not be considered as an advance payment of rent or as a measure of the loss, cost, damage, or expense which is or may be sustained by LANDLORD. In the event of a default by TENANT, LANDLORD at its option, may apply all or a portion of the security deposit as may be necessary to cure the default. If LANDLORD shall apply any portion of the security deposit to cure a default, TENANT shall thereupon redeposit with LANDLORD such amount as is required so that LANDLORD will have the full security deposit on hand at all times during the term of this LEASE. Upon termination of this LEASE, provided TENANT is not in default, LANDLORD shall refund to TENANT any then remaining balance of the security deposit without interest. In case of a sale of the PREMISES, LANDLORD shall pay over the unapplied portion of the security deposit to the new owner, and from and after such transfer, LANDLORD shall be relieved of all liability with respect to the security deposit.

          9.02 TENANT shall deposit with LANDLORD upon execution of this LEASE the sum of $3,633.33 as an additional security deposit for the performance of TENANT's Covenants hereunder. This additional security deposit shall apply as the November, 1997 rental payment.

     10.  USE OF PREMISES / HAZARDOUS MATERIALS

          10.01 TENANT shall occupy and use the PREMISES for offices and warehouse and as a distribution center for sports and corporate properties no other purpose unless LANDLORD has specifically consented thereto in writing.

          10.02 TENANT shall not use the PREMISES for any purpose that will increase the fire or other insurance rates on the PREMISES above those established for the use described above, and shall comply with all laws, ordinances, rules and regulations of any public authority having jurisdiction over the PREMISES.

          10.03 No sound shall be emitted from the PREMISES which is unreasonably loud or annoying; and no odor shall be emitted from the PREMISES which is or might be noxious or offensive to others adjacent to the PREMISES or on contiguous or nearby property.

          10.04 TENANT shall not attach anything to the walls or doors of the PREMISES with double-sided tape, glue or other type adhesives.

          10.05 TENANT shall not maintain animals or birds in the PREMISES or in the Common Areas.

          10.06 TENANT shall not use kerosene or similar fluid-type space heaters in the PREMISES unless specifically approved by LANDLORD in writing.

          10.07 TENANT shall not bring onto the PREMISES or Common Areas any Hazardous Materials (as defined below) without the prior written approval by LANDLORD. Any approval must be preceded by submission to LANDLORD of appropriate




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Material Safety Data Sheets (MSD Sheets). In the event of approval by LANDLORD,
TENANT covenants that it will (1) comply with all requirements of any constituted public authority and all federal, state and local codes, statutes, ordinances, rules and regulations, and laws, whether now in force or hereafter adopted relating to TENANT's use of the PREMISES, or relating to the storage, use, disposal, processing, distribution, shipping or sale of any hazardous, flammable, toxic, or dangerous materials, waste or substance, the presence of which is regulated by a federal, state or local law, ruling, rule or regulation (hereinafter collectively referred to as "Hazardous Materials"); (2) comply with any reasonable recommendations by the insurance carrier of either LANDLORD or TENANT relating to the use by TENANT on the PREMISES of such Hazardous Materials; (3) refrain from unlawfully disposing of or allowing the disposal of any Hazardous Material upon, within, about or under the PREMISES or Common Areas; and (4) remove all Hazardous Materials from the PREMISES, either after their use by TENANT or upon the expiration or earlier termination of this LEASE, in compliance with all applicable laws.

     10.08 TENANT shall be responsible for obtaining all necessary permits in connection with its use, storage and disposal of Hazardous Materials, and shall develop and maintain, and where necessary file with the appropriate authorities, all reports, receipts, manifests, filings, lists and invoices covering those Hazardous Materials and TENANT shall provide LANDLORD with copies of all such items upon request. TENANT shall provide within five (5) days after receipt thereof, copies of all notices, orders, claims or other correspondence from any federal, state or local government or agency alleging any violation of any environmental law, or regulation by TENANT, or related in any manner to Hazardous Materials. In addition, TENANT shall provide LANDLORD with copies of all responses to such correspondence, at the time of the response.

     10.09 TENANT hereby indemnifies and holds harmless LANDLORD, its successors and assigns from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including attorney's fees and costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, from time to time, and regulations promulgated thereunder, any so-called state or local "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials) paid, incurred or suffered by, or asserted against, LANDLORD as a result of any claim, demand or judicial or administrative action by any person or entity (including governmental or private entities) for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leekage, spillage, discharge, emission or release from the PREMISES, or Common Areas of any Hazardous Materials caused by TENANT or TENANT'S agents, employees, invitees or successors in interest. This indemnity shall also apply to any release of Hazardous Materials caused by a fire or other casualty to the PREMISES or Common Areas if such Hazardous Materials were stored on the PREMISES by TENANT, its agents, employees, invitees, or successors in interest.

     10.10 If TENANT fails to comply with the Covenants to be performed hereunder with respect to Hazardous Materials, or if an environmental protection lien is filed against the PREMISES or Common Areas as a result of the actions of TENANT, its agents, employees or invitees, then the occurrence of any of such events shall be considered a default hereunder, and if such default shall not be cured as provided in Paragraph 22.01, LANDLORD shall have such rights and be permitted to exercise such remedies for such default as set forth in Article 22 (DEFAULT AND REMEDIES) of this LEASE.

     10.11 TENANT will give LANDLORD prompt notice of any release of Hazardous Materials, reportable or non-reportable, to federal, state or local authorities, of any fire, or of any damage occurring on or to the PREMISES, the building of which the PREMISES are a part, or any portion of the Common Areas.

     10.12 TENANT will use and occupy the PREMISES and conduct its business
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in such a manner that the PREMISES are neat, clean and orderly at all times with all chemicals or Hazardous Materials marked for easy identification and stored according to all codes as outline above.

     10.13 The warranties and indemnities contained in this Article 10 shall survive the termination of this LEASE.

  11.     UTILITIES/SERVICES

     11.01 During the term of this LEASE, TENANT shall pay all charges for utilities and/or services to the PREMISES that are metered separately or that are available to TENANT. These include, but are not limited to, gas, electricity, garbage disposal, telephone, and water/sewer charges.

     11.02 LANDLORD shall have no liability to TENANT for disruption, interruption, or curtailment of any utility or service to the PREMISES, whether or not furnished at LANDLORD's expense.

     11.03 TENANT shall take steps to transfer all utilities into its name effective upon the commencement date of this LEASE, or at such time TENANT is given possession of the PREMISES, if later.

     11.04 Should Utilities be discontinued due to no fault of DSG. Rent shall be abated accordingly.

  12.     MAINTENANCE BY LANDLORD

     Except as provided in Paragraph 13.01, LANDLORD agrees, at its expense, to maintain and keep in good repair the structural portions, exterior walls, roofing and guttering of the PREMISES. LANDLORD shall correct any system that is defective or deficient (not through the negligence of tenant).

  13.     MAINTENANCE BY TENANT

     13.01 TENANT shall be responsible for the maintenance, repair and/or replacement of any structural portions, exterior walls, roofing and guttering of the PREMISES or any portion of the Common Areas if the necessity therefor is occasioned by or through the negligence, abuse, or omissions of TENANT, its agents, contractors, and invitees.

     13.02 TENANT will maintain and keep the PREMISES in good order, condition and repair, and will repair and/or replace, if needed, all other parts of the PREMISES which are not the responsibility of LANDLORD, including, but not limited to, heating, ventilating, and air conditioning (HVAC) equipment, plumbing, electrical and other systems, including lighting fixtures, and windows and doors of all types. The duty of TENANT to maintain the HVAC systems in good order and repair shall specifically include without limitation the duty to inspect same and replace filters therein as needed and to perform regular periodic servicing.

     13.03 TENANT shall be responsible for keeping the grounds including the steps, ramps, loading platforms, etc. immediately in front of the PREMISES (and to the rear, if applicable) free and clear of trash, debris, and weed growth, and snow and/or ice at all times in order to keep the PREMISES in a neat, presentable, and safe condition. TENANT will take steps to keep trash and debris from blowing onto areas of neighboring tenants. TENANT shall not store any item or abandon pallets or other unsightly items on the exterior (Common Areas) of any building of which the premises are a part.

     13.04 If damage shall occur to the parking lot and such damage is caused by trash removal trucks contracted for by TENANT, then TENANT shall pay to repair such damage.

     13.05 If any maintenance or repairs which are required to be undertaken by TENANT under this LEASE are not completed within ten (10) days after such need arises or after notice from LANDLORD, or in the event of an emergency, if such maintenance or repairs are not undertaken immediately, then LANDLORD shall have the right (but not the obligation) to enter upon the PREMISES and undertake the necessary maintenance or repairs on behalf of and at the expense of TENANT. TENANT shall pay to LANDLORD the reasonable costs of such maintenance or repairs within ten (10) days after written demand therefor, as additional rent. Notwithstanding the foregoing, if any maintenance or repairs required to be undertaken by TENANT cannot be completed within ten (10) days, then LANDLORD shall have no self-help rights so long as TENANT prosecutes the maintenance or repairs with due diligence and keeps LANDLORD fully informed on the progress of



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said maintenance or repairs.

     14.  RETURN OF PREMISES TO LANDLORD

          14.01 TENANT will return the PREMISES peaceably and promptly to LANDLORD at the expiration of this LEASE, or earlier termination thereof, in as good condition as they were at the commencement of this LEASE, ordinary wear and tear and loss by fire and other casualty excepted.

          14.02 TENANT will return the PREMISES in "broom-clean" condition (free and clear of all Personal Property), and return all keys to LANDLORD.

          14.03 At termination of this LEASE, all lighting fixtures and lighting tubes and/or bulbs shall be returned to LANDLORD in good working order.

          14.04 At no time during the term of this LEASE shall TENANT have the electrical service disconnected without first notifying LANDLORD of its intent to do so and giving LANDLORD the opportunity to have the service transferred into its name.

     15.  PARKING

          TENANT understands and agrees that its parking shall be restricted to the area immediately in front, and if applicable, to the rear of its PREMISES. TENANT shall not park in a manner which would block or restrict the access of other tenants to their leased premises.

     16.  ALTERATIONS

          TENANT shall not make any alterations or improvements to the PREMISES without submitting plans and specifications for such work for the prior written consent of LANDLORD. In the event of such consent, TENANT will have the work completed in good and workmanlike manner (meeting all local, state, federal, or other codes) by a licensed contractor acceptable to LANDLORD, carrying adequate general comprehensive liability insurance and workmen's compensation insurance. All alterations and improvements, including any modifications to the electrical system, will become property of the LANDLORD and shall remain thereon at the termination of this LEASE unless LANDLORD notifies TENANT that it will be required to remove alterations or improvements and restore the PREMISES to its prior condition. TENANT shall pay to LANDLORD as additional rent any increase in ad valorem taxes as a result of any alterations or improvements.

     17.  PERSONAL PROPERTY/TRADE FIXTURES

          TENANT shall store all of its trade fixtures, inventory,signs and other personal property (collectively called "Personal Property") at its own risk. LANDLORD and its agents, employees and contractors shall not be liable for, and TENANT releases LANDLORD from, all claims for loss or damage to TENANT'S Personal Property, no matter how caused. Provided TENANT is not then in default hereunder, TENANT shall have the right to remove all Personal Property from the PREMISES prior to the termination of this LEASE. If such removal of TENANT's Personal Property results in any damage to the PREMISES, TENANT, at its expense, agrees to make repairs needed in order that the PREMISES shall be restored to the condition in which they were at the commencement of this LEASE.

     18.  ABANDONMENT

          TENANT shall not abandon the PREMISES at any time during the LEASE term. If TENANT shall abandon the PREMISES or be dispossessed by process of law, any Personal Property belonging to TENANT and left on the PREMISES shall, at the option of LANDLORD, be deemed abandoned, and available to LANDLORD to use or sell to offset any rent due or any expenses incurred by removing same and restoring the PREMISES.

     19.  INSURANCE

          19.01 LANDLORD shall keep in force, during the full term of this LEASE, a policy of fire and extended coverage insurance covering the building(s) containing the PREMISES with coverage in an amount not less than 90% of the

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replacement cost of the building(s). At LANDLORD's option, LANDLORD shall maintain additional coverages in order to further protect its interest in the building, e.g. "special extended perils" coverage or "all-risk" coverage. TENANT shall pay any increased premiums for LANDLORD's property insurance coverage, if such increase in caused by TENANT's use or occupancy of the PREMISES.

     19.02 TENANT shall keep in force, during the full term of this LEASE, the following insurance coverage:
(a) workman's compensation insurance in amounts required by law.
(b) a policy of commercial general liability insurance (1986 ISO Form or its equivalent) with a combined single limit of not less than $1,000,000.00 for each occurrence and not less than $2,000,000.00 in the aggregate. Said policy shall also include coverage for fire and extended coverage legal liability with limits of not less than $50,000.00 for each occurrence. Said policy shall be issued by a nationally recognized insurance company authorized to do business in North Carolina with a rating of not less than A:8 by A.M. Best Company. Said policy shall name LANDLORD as an "additional insured" (with a contractual liability endorsement) and provide that it shall not be canceled, non-renewed or modified in any material respect unless and until LANDLORD is given at least fifteen (15) days' notice in writing by the insurance company.
(c) a "special extended perils" and/or "all risk" policy of insurance covering TENANT's improvements, trade fixtures, equipment, inventory and other Personal Property located in or on the PREMISES, providing coverage to the extent of at least ninety percent (90%) of the replacement cost of such property. LANDLORD shall not be obligated to insure any Personal Property of TENANT placed in or on the PREMISES.

     19.03 TENANT shall furnish to LANDLORD, prior to occupancy, a copy of the insurance policy or policies outlined in Paragraph 19.02, or certificates of insurance evidencing same. At least fifteen (15) days prior to expiration of any insurance policy, TENANT shall furnish LANDLORD with proof of renewal or with proof of new coverage.

     19.04 TENANT, its assignees and sublessees shall protect, defend, indemnify and hold LANDLORD harmless from any and all liability, damages and expenses, including court costs and attorney's fees, arising, directly or indirectly, from any claim, demands, and judgments related to TENANT's use or occupancy of the PREMISES and/or Common Areas.

     20.  MUTUAL WAIVERS; WAIVER OF SUBROGATION

          LANDLORD and TENANT hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property actually maintained by the releasing party, or required to be maintained by such party under Article 19 above, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. TENANT's policies of hazard insurance on its Personal Property shall contain a waiver of subrogation endorsement in favor of LANDLORD and copies of same shall be delivered to LANDLORD upon request.

     21.  QUIET POSSESSION

          LANDLORD covenants that it is the lawful owner of the PREMISES and has the authority to enter into this LEASE with TENANT. LANDLORD agrees that TENANT shall enjoy peaceful and quiet possession of said PREMISES during the term hereof so long as TENANT performs the Covenants set forth in this LEASE.

     22.  DEFAULT AND REMEDIES

          22.01 If TENANT shall default in payment of any rent or other sum of money becoming due hereunder for a period of five (5) days after notice of such default has been given to TENANT, or if TENANT shall default in performance of any other Covenant of this LEASE and does not remedy such default within ten (10) days after written notice thereof or does not within such ten (10) days commence such act or acts as shall be necessary to remedy such default and complete such act or acts promptly, or if TENANT shall be adjudicated as bankrupt, or file in any court a petition in bankruptcy, or file or have filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of TENANT, or make an assignment for the benefit of creditors, or if TENANT shall vacate or abandon the PREMISES or any substantial part thereof, or suffer the LEASE or the PREMISES, or any substantial part thereof, to be taken or encumbered under any legal process and such taking or encumbrance is not dissolved within fifteen
(15) days, then in any of such events LANDLORD shall have all of the rights and remedies permitted by law including, but not limited to, the right to evict TENANT by summary proceedings and the right and option to remove all persons and property from the PREMISES and dispose of or store such property as it sees fit, all in accordance with applicable legal process. Following a default by TENANT, LANDLORD may either terminate this LEASE, or it may terminate TENANT's right to possession of the PREMISES, and re-enter the PREMISES, make such repairs and alterations as are necessary to relet the PREMISES, and relet the PREMISES for such terms and at such rent and upon such other terms and conditions as LANDLORD may deem advisable. No re-entry by LANDLORD shall be construed as an election to terminate this LEASE unless a written notice of termination is given by LANDLORD to TENANT. In the event of any termination of this LEASE, LANDLORD may recover from TENANT all damages resulting from the breach, including, but not limited to, the present value of the difference between: (1) the Base Monthly Rent and other sums that would be payable by TENANT for the remainder of the term of this LEASE; and (2) the reasonable rental value of the PREMISES for the remainder of the term of this LEASE. If LANDLORD re-enters the PREMISES without terminating this LEASE, TENANT shall remain liable for the payment of Base Monthly Rent and other sums payable under this LEASE as and when they come due, but shall be entitled to a credit equal to the amounts actually received by LANDLORD from reletting the PREMISES (net of LANDLORD's expenses incurred in recovering possession of and reletting the PREMISES).

          22.02 In the event of any default by TENANT, whether or not LANDLORD terminates this LEASE or TENANT's right to possession of the PREMISES, TENANT shall be liable to LANDLORD for all costs LANDLORD shall incur in repossessing or reletting the PREMISES or collecting sums due to LANDLORD, including court costs and reasonable attorney's fees, together with interest thereon at the rate of eighteen (18%) percent per annum from the date upon which any such expense shall have been incurred.

          22.03 TENANT understands and agrees that waiver by LANDLORD of any default or breach of any Covenant herein shall not be construed to be a waiver of that Covenant or of any subsequent breach thereof. In particular, the acceptance of rent by LANDLORD without knowledge of the breach of any Covenant of this LEASE shall not be deemed a waiver of such breach.

     23.  DAMAGE OR DESTRUCTION

          23.01 If the PREMISES are destroyed or substantially damaged so that the PREMISES cannot be repaired within sixty (60) days, as determined by LANDLORD, then LANDLORD may elect to terminate this LEASE by giving written notice to

TENANT within thirty (30) days following the damage. If there are less than six
(6) months remaining under the term of this LEASE as of the date of damage, then TENANT may elect to terminate this LEASE by giving written notice to LANDLORD within thirty (30) days following the damage.

          23.02 TENANT shall give immediate written notice to LANDLORD of any damage to the PREMISES caused by fire or other casualty. If LANDLORD or TENANT does not elect to terminate this LEASE as provided under Paragraph 23.01, LANDLORD shall proceed with reasonable diligence, at LANDLORD's expense, to repair and rebuild the PREMISES to substantially the same condition which existed prior to the occurrence of said damage or casualty; provided, however, that in no event will LANDLORD be required to expend in excess of the fire and extended coverage insurance proceeds actually received as a result of said damage or casualty.

          23.03 If the LEASE is not terminated as provided under Paragraph 23.01, TENANT shall be entitled to a proportionate abatement of rent to the extent of area damaged until TENANT regains use of the damaged area.

          23.04 If the LEASE is terminated as provided under Paragraph 23.01, all payments of Base Monthly Rent and other sums due shall cease as of the date of the damage, and all proceeds of any hazard insurance maintained by LANDLORD under Paragraph 19.01 shall be the exclusive property of LANDLORD.

     24.  EMINENT DOMAIN

          If a portion of the PREMISES or Common Areas is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, and such taking has a material adverse effect on TENANT's operations in the PREMISES, then either party hereto shall have the right to terminate this LEASE effective on the date physical possession is taken by the condemning authority, by giving written notice to the other party within thirty (30) days. If neither party has elected to terminate this LEASE following such a taking, LANDLORD, at its own expense (provided LANDLORD's first mortgage lender has made the proceeds of condemnation available to LANDLORD for rebuilding) will repair and restore the PREMISES to a tenentable condition, and the rent to be paid by TENANT hereunder shall be proportionately and equitably reduced. TENANT hereby expressly waives all rights to an award resulting from an eminent domain action affecting the PREMISES, whether such award is compensation for damages to LANDLORD's or TENANT's interest in the PREMISES, except that TENANT shall have the right to pursue a separate award from the condemning authority for compensation or damages for its Personal Property.

     25.  SUBORDINATION

          This LEASE is subject and subordinate to any and all mortgages, deeds of trust, or ground or underlying leases now or hereafter placed on the PREMISES or the property of which the PREMISES are a part, provided TENANT's quiet possession of the PREMISES under the Covenants of this LEASE shall not be disturbed. This Paragraph shall be self-operative without any further instrument necessary to effect such subordination; provided, however, if requested by LANDLORD, TENANT shall promptly execute and deliver to LANDLORD any such instrument evidencing subordination or the assignment of this LEASE as additional security for any such mortgages, deeds of trust or leases.

     26.  ESTOPPEL CERTIFICATE

          Within ten (10) days after a request by LANDLORD or any lender of LANDLORD having an interest in the PREMISES, TENANT shall deliver a written estoppel certificate, in form supplied by or acceptable to LANDLORD or such lender, certifying any facts that are then true with respect to this LEASE. It is the intent that any such certificate delivered pursuant hereto may be relied upon by any prospective purchaser of the interest of LANDLORD in the PREMISES or any part thereof, or by any lender or prospective lender having or intending to obtain a security interest in the PREMISES, or by any landlord or prospective landlord under any ground or underlying lease affecting the PREMISES.

 27. ENTRY BY LANDLORD

     LANDLORD and those persons authorized by it shall have the right to enter the PREMISES at any time in the event of an emergency and at all reasonable times otherwise for the purposes of inspection or making repairs or alterations as may be deemed necessary or desirable by LANDLORD. In addition, during the last six (6) months prior to the expiration of this LEASE, LANDLORD shall have the right to enter the PREMISES during business hours, upon reasonable advance notice, for the purpose of exhibiting the PREMISES to prospective tenants or purchasers. TENANT agrees to cooperate with LANDLORD or LANDLORD's agent in this respect.

 28. SIGNS

     28.01 TENANT shall have the right to erect reasonable and normal signage relating to its business activities. The care and maintenance of such signage shall be the responsibility of TENANT and shall remain the property of the TENANT. However, LANDLORD, shall have the sole right to approve the size, type, placement, and method of installation of any signage.

     28.02 It is agreed that TENANT shall not paint any sign or affix any sign with mastic at similar product on the exterior walls of the PREMISES or the building of which the PREMISES are a part. If TENANT shall erect or have erected any sign on an exterior wall or window, and if TENANT shall vacate the PREMISES for any reason, it shall remove all signs so erected and repair any damage to the PREMISES occasioned by the installation and removal.

     28.03 LANDLORD or its designated agent(s) shall have the right to install "For Lease" and/or "For Sale" sign(s) on the PREMISES during the last six months of the LEASE term.

 29. ASSIGNING AND SUBLETTING

     29.01 TENANT shall not assign, mortgage, or encumber this LEASE, nor sublet or permit the PREMISES to be used by others, without the prior written consent of the LANDLORD, which consent shall not be unreasonably withheld.

     29.02 Notwithstanding LANDLORD's consent to any such assignment or subletting, TENANT and said assignee or sublessee shall remain jointly and severally liable for the performance of all Covenants of this LEASE.

     29.03 If TENANT requests LANDLORD to consent to an assignment of LEASE or to approve a sublease, TENANT shall: (1) furnish LANDLORD with a copy of the proposed sublease or assignment, which shall contain a provision whereby the assignee or subtenant agrees to assume and be bound by all the Covenants of this LEASE; and (2) pay to LANDLORD upon demand therefor, any reasonable legal or other expenses which LANDLORD incurs in order to protect its interest before approving or disapproving such request.

 30. LIENS

     TENANT shall not encumber or subject the interest of LANDLORD in the PREMISES to any mechanics' or materialmen's or other liens of any nature whatsoever. If any mechanics' or materialmen's lien is filed against the PREMISES for work claimed to have been done for, or materials claimed to have been furnished to, TENANT, TENANT shall discharge the lien, by bonding or otherwise, within fifteen (15) days after it is filed, and if TENANT fails to discharge the lien within that period, LANDLORD may do so at TENANT's expense.

 31. NOTICES

     31.01 Any notice required or provided for in this LEASE shall be in writing and may be given by hand delivery or by certified or registered mail, postage prepaid, return receipt requested, addressed to LANDLORD or to TENANT at the address shown below.

LANDLORD                 TENANT
--------                 ------
NANCO I, LLC             Diamond Sports Group
215 Queens Road             200 W. Unionville-Indian Trail Rd.
Charlotte, NC 28204         Indian Trail, NC 28079

     31.02 The address of LANDLORD and TENANT may be changed from time to time by either party serving written notice upon the other in the above described manner.

     32.  MEMORANDUM OF LEASE

          Upon request by either LANDLORD or TENANT, the parties hereto shall execute a short form lease (Memorandum of Lease) in recordable form, setting forth such Covenants hereof (other than the amount of Base Monthly Rent and other sums due) as either party may wish to incorporate.

     33.  GOVERNING LAW

          This LEASE and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the State of North Carolina.

     34.  SUCCESSORS

          This LEASE shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns, except as otherwise provided for in this LEASE.

     35.  LEASE REVIEW

          Submission of this LEASE to TENANT for a review does not constitute a reservation of or option for the PREMISES, and this LEASE shall become effective as a contract only upon execution and delivery by LANDLORD and TENANT.

     36.  SEVERABILITY

          It is understood that if any of the Covenants contained herein are ruled to be invalid or unenforceable by a court of competent jurisdiction, the remaining Covenants shall not be affected and shall remain binding on the parties hereto.

     37.  CAPTIONS

          The headings and captions contained in this LEASE are for convenience only and shall not be considered in interpreting the Covenants contained herein.

     38.  AUTHORIZED LEASE EXECUTION

          Each individual executing this LEASE as a director, officer, partner, or agent of a corporation or partnership represents and warrants that he is duly authorized to execute and deliver this LEASE on behalf of such corporation or partnership.

     39.  ENTIRE AGREEMENT

          This LEASE constitutes the entire agreement, intent and understanding between the parties hereto and shall not be altered or modified except in writing signed by the parties hereto. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein.

     40.  TRANSFER OF LANDLORD'S INTEREST

          In the event of the sale, assignment or transfer by LANDLORD of its interest in the PREMISES or in this LEASE (other than a collateral assignment to secure a debt of LANDLORD) to a successor in interest who expressly assumes the obligations of LANDLORD under this LEASE, LANDLORD shall thereupon be released and discharged from all of its Covenants and obligations under this LEASE, except those obligations that have accrued prior to such sale, assignment or transfer; and TENANT agrees to look solely to the successor in interest of LANDLORD for the performance of those Covenants accruing after such sale, assignment or transfer. LANDLORD's assignment of this LEASE, or of any or all of its rights in this

LEASE, shall not affect TENANT's obligations hereunder, and TENANT shall attorn and look to the assignee as Landlord, provided TENANT has first received written notice of the assignment of LANDLORD's interest.

     41.  LIMITATION OF LANDLORD'S LIABILITY

          TENANT agrees that it will look solely to the estate of LANDLORD in the land and buildings comprising the PREMISES and the rent, issues and profits arising therefrom for the collection of any judgment (or any other judicial process requiring the payment of money by LANDLORD) in the event of any default or breach by LANDLORD with respect to any of the Covenants of this LEASE to be observed and/or performed by LANDLORD, and no other property or assets of LANDLORD shall be subject to levy, execution or other procedures for the satisfaction of TENANT's remedies.

     42.  FORCE MAJEURE

          Neither party shall be liable for breach of contract by reason of any failure or delay in the performance of any Covenant to be performed by it under this LEASE if the failure or delay is caused by act of God, war, federal or state legislation, regulations or orders, fire or other casualty, strikes, accidents, inability to obtain materials, or from any other cause beyond that party's reasonable control. The foregoing provisions shall not apply to any delay or failure by TENANT to pay Base Monthly Rent or any other amounts payable under this LEASE.

IN TESTIMONY WHEREOF, LANDLORD and TENANT have executed this LEASE under seal as of the day and year stated above.

     LANDLORD:
ATTEST:                                        NANCO I, LLC


                                   By:         /s/ DAVID H. NANCE
---------------------                          --------------------------
Secretary                                      David H. Nance



STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

This ____ day of _______, 1996, personally came before me __________________
who, being by me duly sworn, says that he is the President of NANCO I, LLC a North Carolina corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said President acknowledged the said writing to be the act and deed of said corporation.


-------------------------------------------
Notary Public

My commission expires:
                      ---------------------

CORPORATE SEAL)                                    TENANT:
ATTEST:                                            Diamond Sports Group

/s/ EDDY HICKMAN                          BY:      /s/ ROBERT J. DIACHENKO
---------------------------------             ---------------------------------
Secretary                                          Vice-President (Corporately &
                                                   Individually)

STATE OF
        ------------------------------
COUNTY OF
         -----------------------------

This __________day of ______________, 1996, personally came before me ________________________ who, being by me duly sworn, says that he is the
__________________ President of ___________________ a ___________________
corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given.
And the said __________________________ President acknowledged the said writing to be the act and deed of said corporation.

-----------------------------
Notary Public

My commission expires:

-----------------------------